UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

February 3, 2005

US Airways Group, Inc.
(Debtor-in-Possession)
(Commission file number: 1-8444)

and

US Airways, Inc.
(Debtor-in-Possession)
(Commission file number 1-8442)

(Exact Names of Registrants as specified in their charters)

Delaware                              US Airways Group, Inc.  54-1194634
(State of Incorporation         US Airways, Inc.             53-0218143
of both registrants)               (I.R.S. Employer Identification Nos.)

2345 Crystal Drive, Arlington, VA 22227
(Address of principal executive offices)
(703) 872-7000
(Registrants' telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

     On February 3, 2005, U.S. Bankruptcy Judge Stephen S. Mitchell authorized the implementation of transactions agreed to by US Airways Group, Inc. (the "Company"), US Airways, Inc. ("US Airways") and Airbus North America Sales Inc. ("Airbus North America") substantially in accordance with a letter agreement dated December 17, 2004 (the "Letter Agreement"), a copy of which is filed as Exhibit 99.1 to this Form 8-K. The transactions contemplated by the Letter Agreement, which were conditional upon the approval of the Bankruptcy Court, include:

(i) the Company's entry into certain amendments to the Airbus A319/A320/A321 Purchase Agreement, dated as of October 31, 1997 between AVSA, S.A.R.L. ("AVSA"), as Seller, and the Company, as Buyer; as amended.

(ii) the Company's entry into certain amendments to the Airbus A330/A340 Purchase Agreement, dated as of November 24, 1998 between AVSA, as Seller, and the Company, as Buyer; as amended.

(iii) the Company's entry into an Agreement between Airbus Financial Services, the Company and US Airways; and

(iv) the Company's and US Airways' waiver of certain potential avoidance actions.

     Pursuant to the Letter Agreement, the Company entered into the following amendments subject to the Bankruptcy Judge's approval, which occurred on February 3, 2005:

(i) Omnibus Amendment 2 (Trust Indentures and Mortgages) dated as of December 17, 2004 between US Airways and U.S. Bank National Association, successor to State Street Bank and Trust Company of Connecticut, National Association, as Indenture Trustee ("US Bank"), pursuant to which US Airways and US Bank agreed to extend the date for payment of the balance of a December 1, 2004 payment with respect to five Airbus aircraft to January 27, 2005, upon US Airways' payment of $3 million on account of the December 1, 2004 payment and subject to the parties reaching agreement on revised schedules for the delivery of aircraft under each of the respective Purchase Agreements by December 22, 2004, and otherwise documenting the agreements reached in the Letter Agreement by January 17, 2005.

(ii) Amendment No. 8 to the A330/A340 Purchase Agreement dated as of November 24, 1998 between AVSA and the Company, executed on December 22, 2004, pursuant to which the parties agreed upon a delayed delivery schedule for the delivery of A330 aircraft.

(iii) Amendment No. 9 to the A330/A340 Purchase Agreement dated as of November 24, 1998, between AVSA and the Company, executed on January 17, 2005, pursuant to which the Company and AVSA agreed to convert $500,000 of credits described in paragraph 4 of Amendment No. 7 to said Purchase Agreement to a current cash payment to the Company, thereby reducing the balance of such credits to zero.

(iv) Amendment No. 14, to the A319/A320/A321 Purchase Agreement dated as of October 31, 1997 between AVSA and the Company, executed on December 22, 2004, pursuant to which the parties agreed upon a delayed delivery schedule for the delivery of A320 and A321 aircraft.

(v) Amendment No. 15 to the A319/A320/A321 Purchase Agreement dated as of October 31, 1997 between AVSA and the Company, executed on January 16, 2005, pursuant to which the parties agreed as follows:

          (a) to convert $1,528,000 of credits described in paragraph 5.4.2 of Letter Agreement No. 7 to said Purchase Agreement to a current cash payment to the Company;

          (b) to convert approximately $1,162,000 of the current outstanding balance of goods and services credit described in paragraph 2 of Amendment No. 13 of said Purchase Agreement to a current cash payment to the Company, leaving a balance of the goods and services credit available to the Company under said paragraph 2 of approximately $648,000;

          (c) to allow the Company to apply remaining goods and services credits pursuant to paragraphs 2, 3, and 6 of Amendment No. 13 of said Purchase Agreement on account of goods and services purchased from AVSA or its affiliates for so long as such credits are available, whereupon the Company will pay all subsequent trade invoices within 35 days of invoicing; provided that after the application of all available credits, AVSA will have the right to suspend deliveries of goods and services at any time that (x) the Company fails to meet its obligations to pay trade invoices and (y) the Company's trade payable balance exceeds $500,000. In the event, however, that the Company's trade balance exceeds $500,000, the Company will be entitled to notice thereof, and so long as no such excess has occurred within the 45-day day period immediately preceding Company's receipt of such notice, and the Company is not in default of any of its other trade payable obligations to AVSA, the Company will be entitled to reduce such trade balance below $500,000;

          (d) to cancel all rights or obligations of the Company and AVSA with respect to the purchase and delivery of 35 "Purchase Right Aircraft" as provided for under said Purchase Agreement, with AVSA paying the Company approximately $2,943,000 in consideration of such cancellation, with each party agreeing to a complete waiver and release of all claims on account of or relative to such Purchase Right Aircraft and the Reconfirmable Aircraft (as defined in said Purchase Agreement); and

          (e) to waive any rights of the Company to assert any avoidance claim under section 547 of the Bankruptcy Code or otherwise regarding the application of goods and services credits on account of amounts owing by the Company with respect to goods and services purchased by the Company from AVSA and any of its affiliates.

(vi) Agreement entered into as of January 17, 2005, by and between Airbus Financial Services ("AFS"), US Airways and the Company (the "AFS Agreement"), pursuant to which:

          (a) the Company, US Airways and AFS agreed to amend that certain Damages Waiver Agreement (as defined in the AFS Agreement) to waive AFS' rights to claim certain liquidated damages in respect of the 2000-3 EETC transaction until December 31, 2005; provided, that the 1% increased interest rate applicable to liquidated damages will be reinstated from January 1, 2006 to and including June 30, 2006, with such increased rate to be 2% thereafter;

          (b) AFS agreed that, during the pendency of the Chapter 11 cases, US Airways may purchase not less than all of the Class C Pass Through Certificates, Series 2001-1 and the 8.39% Pass Through Certificates, Series 2000-3C, Class C held by AFS at any time for an amount equal to the then outstanding balance thereof; provided that such rights will not restrict AFS' right to otherwise dispose of such certificates prior to the purchase thereof; and

          (c) the Company and US Airways agreed to waive any right to assert any avoidance claim under section 547 of the Bankruptcy Code or otherwise regarding any payment made by the Company or US Airways pursuant to the Certificate Purchase Agreement (as defined therein).

     See the Motion for Order Pursuant to 11 U.S.C. Section 105(a), 362, 363, 365, and 1110 and Fed. R. Bankr P. 9019 Authorizing the Debtors to Implement Transactions Agreed to with Airbus North America Sales Inc., Including, Without Limitation, the Debtors' Entry into Certain Amendments to Certain Purchase Agreements for Airbus Aircraft with AVSA, S.A.R.L. and an Agreement with Airbus Financial Services filed as Exhibit 99.2 to this Form 8-Kand the Order Pursuant to 11 U.S.C. Section 105(a), 362, 363, 365, and 1110 and Fed. R. Bankr P. 9019 Authorizing the Debtors to Implement Transactions Agreed to with Airbus North America Sales Inc., Including, Without Limitation, the Debtors' Entry into Certain Amendments to Certain Purchase Agreements for Airbus Aircraft with AVSA, S.A.R.L. and an Agreement with Airbus Financial Services filed as Exhibit 99.3 to this Form 8-K for a further description of the material terms of the Airbus Amendments.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group, Inc. (the "Company") with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing; the ability of the company to maintain adequate liquidity; the ability of the company to absorb escalating fuel costs; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the company's liquidity or results of operations; the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to fund and execute its Transformation Plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the SEC. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 9.01      Financial Statements and Exhibits

(c)   Exhibits

Designation        Description
---------------       -----------------
   99.1                Letter Agreement dated December 17, 2004 between US Airways Group, Inc.
                          and US Airways, Inc. and Airbus North America Sales Inc.

   99.2                Motion for Order Pursuant to 11 U.S.C. Section 105(a), 362, 363, 365,
                          and 1110 and Fed. R. Bankr P. 9019 Authorizing the Debtors to
                          Implement Transactions Agreed to with Airbus North America Sales Inc.,
                          Including, Without Limitation, the Debtors' Entry into Certain Amendments to
                          Certain Purchase Agreements for Airbus Aircraft with AVSA, S.A.R.L. and an agreement with Airbus Financial Services.

   99.3                Order Pursuant to 11 U.S.C. Section 105(a), 362,363,365,1110 and Fed. R.
                          Bankr. P.9019 Authorizing the Debtors to Implement Transactions Agreed to
                          with Airbus North America Sales Inc., Including, Without Limitation, the
                          Debtors' entry into Certain Amendments to Certain Purchase Agreements for
                          Airbus Aircraft with AVSA, S.A.R.L. and an Agreement with Airbus Financial
                          Services

                                                                                SIGNATURES
                                                                                --------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                                             US Airways Group, Inc. (REGISTRANT)

Date: February 8, 2005                      By:   /s/ Anita P. Beier
                                                              Anita P. Beier
                                                              Senior Vice President-Finance and Controller
                                                              (Chief Accounting Officer)

                                                             US Airways, Inc. (REGISTRANT)

Date: February 8, 2005                      By:   /s/ Anita P. Beier
                                                              Anita P. Beier
                                                              Senior Vice President-Finance and Controller
                                                              (Chief Accounting Officer)